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                                                                     EXHIBIT 5.1

                  OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP


[LOGO]


                                                              May 10, 2001


Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA 94063-4719


         Re:    Cygnus, Inc. - Registration Statement on Form S-3


Ladies and Gentlemen:

      We are acting as counsel for Cygnus, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 152,718 shares of Common Stock, $.001 par value (the "Common Stock") of the Company, issuable upon the exercise of certain warrants, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

      Based on such examination, we are of the opinion that the shares of Common Stock, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Very truly yours,



                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP


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